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                                                                   EXHIBIT 10.15

                            SPIEKER PROPERTIES, INC.
                           SPECIAL SEVERANCE POLICY*


     1. Purpose. The purpose of the Spieker Properties, Inc. Special Severance Policy (the "Policy") is to secure the continued services of certain senior executives of the Company and their continued dedication to their duties in the event of any threat or occurrence of a Change in Control.

     2. Definitions. The following definitions are applicable for purposes of the Policy:

     "Cause" means (a) the willful and continued failure by the Participant to substantially perform his duties with the Company after a written demand for substantial performance is delivered to the Participant by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed his duties or (b) the willful engaging by the Participant in illegal conduct or misconduct which is materially and demonstrably injurious to the Company. For purposes of this Policy, no act or failure to act by the Participant shall be considered "willful" unless done or omitted to be done by in bad faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board (as defined below), based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the

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*As amended and restated effective as of September 6, 2000.

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Participant in good faith and in the best interests of the Company. Cause shall not exist unless and until the Company has delivered to the Participant a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding the Participant if the Participant is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (a) or (b) has occurred and specifying the particulars thereof in detail.

     "Change in Control" means the occurrence of any of the following: (a) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Board") of the Company (the "Company Voting Securities"); or (b) individuals who constitute the Board on the effective date of the Policy (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date whose election or nomination for election was approved by a vote of at least three-quarters of the directors comprising the Incumbent

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Board (either by a specific vote or by approval of the proxy statement of the
Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purpose of this clause, considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board or (c) the shareholders of the Company approve a merger, consolidation, share exchange or similar form of corporate transaction involving the Company, unless, immediately following such transaction more than 60% of the total voting power of the publicly traded corporation resulting from such transaction eligible to elect directors of such corporation would be represented by shares that were Company Voting Securities immediately prior to such transaction, and such voting power would be in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the transaction.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage


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of outstanding Company Voting Securities beneficially owned by such person, a
Change in Control of the Company shall then occur.

     "Company" means Spieker Properties, Inc.

     "Disability" means the inability of a Participant for a period of six consecutive months, to render substantially the services required of such
Participant by reason of mental or physical impairment, whether resulting from illness, accident or otherwise.

     "Good Reason" means the occurrence of any of the following without the Participant's express written consent: (a) a reduction by the Company in the Participant's base salary as in effect immediately prior to the Change in Control; (b) the Company's requiring the Participant to be based anywhere more than 20 miles from where his principal place of employment is located immediately prior to the Change in Control; (c) a change in the duties or responsibilities of the Participant (including reporting responsibilities) that is inconsistent in any substantial adverse respect with the Participant's positions, duties or responsibilities as in effect immediately prior to the Change in Control (including any material adverse diminution of such duties or responsibilities); provided, however, that Good Reason shall not be deemed to occur upon a change in duties or responsibilities (other than reporting responsibilities) that is solely and directly a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this paragraph; or (d) the failure of the Company to continue in effect any employee benefit plan, compensation plan, welfare


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benefit plan or material fringe benefit plan in which the Participant is participating immediately prior to such Change in Control or the taking of any action by the Company which would adversely affect the Participant's participation in or reduce the Participant's benefits under any such plan, unless the Participant is permitted to participate in other plans providing the Participant with substantially equivalent benefits in the aggregate (at substantially equivalent cost with respect to welfare benefit plans).

     An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the Participant shall not constitute Good Reason. Continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason.

     "Participant" means each of the senior executives of the Company identified on Schedules A and B.

     3. Eligibility. Each Participant shall be eligible for the severance benefits provided by Section 4 if, within two years after a Change in Control, the Participant's employment is terminated (i) by the Company other than for Cause, Disability or death or (ii) by the Participant for Good Reason.


     4. Benefits. A Participant who is eligible for benefits under the Policy pursuant to Section 3 shall be entitled to the following upon termination of employment:


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          (a) a lump-sum cash amount equal to the sum of (i) the Participant's base salary through the date of such termination and any bonus amounts which have become payable, to the extent not theretofore paid or deferred,
     (ii) a pro rata portion of the Participant's annual bonus for the fiscal year in which the Participant's termination of employment occurs in an amount equal to (A) the amount which would be payable to the Participant under the Company's annual bonus plan assuming all performance objectives were satisfied at the target level, multiplied by (B) a fraction, the numerator of which is the number of days in the fiscal year in which the Participant's termination of employment occurs through the date of such termination and the denominator of which is three hundred sixty-five (365) provided, however, that the amount in this clause (ii) shall be reduced by any amounts previously paid from the Company's annual bonus plan for the fiscal year in which such termination occurs;

          (b) payment from the Company of a lump severance benefit, which shall be paid within five days following the Participant's termination of employment, equal to the result of multiplying (i) the sum of (A) the Participant's highest annual rate of base salary during the twelve-month period immediately prior to the Participant's termination of employment,
     (B) the average of the annual bonus earned by the Participant during each of the last two completed fiscal years of the Company prior to the Participant's termination of employment and (C) the average of the fair market value of the shares of restricted stock of the Company

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     granted to the Participant during the last two completed fiscal years of the Company prior to the Change in Control, determined as of the date of grant, by (ii) three, for Participants identified on Schedule A and two, for Participants identified on Schedule B; and

          (c) continued coverage under those of the Company's medical, dental, disability and life insurance plans in which such Participant participated on the date employment terminated, on substantially the same terms and conditions as then in effect (including required Participant contributions, if any) for three years for Participants on Schedule A and for two years for Participants on Schedule B; provided, that, if the Participant cannot continue to participate in the Company plans providing such benefits, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted; and

          (d) if as provided in Appendix A the Participant is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company shall make the applicable reimbursement payment in accordance with the provisions of Appendix A.

Notwithstanding the foregoing, in the event the Participant becomes reemployed with another employer and becomes eligible to receive medical, dental, disability or life insurance benefits from such employer, the benefits under the plans of the Company described above shall be secondary to such benefits during the period of the Participant's eligibility, but only to the extent that the Company reimburses the Participant for any

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increased cost and provides any additional benefits necessary to provide the
Participant the benefits described above.

     5. Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by applicable federal, state or local law to be withheld therefrom.

     6. No Right to Employment. Nothing in this Policy shall be construed as giving a Participant the right to be retained in the employment of the Company, nor shall it affect the right of the Company to dismiss a Participant without any liability except as provided in the Policy.

     7. Resolution of Disputes. Any dispute or controversy arising under or in connection with a Participant's entitlement to any payment, benefit or right under this Policy after a Change in Control shall be settled exclusively by arbitration in San Mateo County, California by three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section.


     8. Legal Fees. The Company shall reimburse the Participant on a current basis for all reasonable legal fees and related expenses incurred by the Participant in seeking to obtain or enforce any payment, benefit or right provided by this Policy after a Change in Control regardless of whether the Participant's claim is upheld by a court of

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competent jurisdiction or an arbitration panel; provided, however, the
Participant shall be required to repay any such amounts to the Company to the extent that a court or an arbitration panel issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced by the Participant in bad faith.



     9. Full Settlement. The Company's obligation to make any payments provided for in this Policy and otherwise to perform its obligations hereunder shall be in lieu and in full settlement of all other severance payments to the Participant under any other severance or employment agreement between the Participant and the Company, and any severance plan of the Company. The Company's obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Participant or others. In no event shall the Participant be obligated to seek other employment or take other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Policy and, except as provided in Section 4, such amounts shall not be reduced if the Participant obtains other employment.

     10. Amendment and Termination. The Board may amend or terminate the Policy at any time prior to a Change in Control. After a Change in Control, the Policy may be amended or terminated by the Board only with the consent of a majority of the Participants of the Company who, as of the date of a Change in Control, are eligible Participants under Section 3.


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     11.  Governing Law. The Policy shall be governed by, and construed in accordance with, the laws of the State of California, without reference to principles of conflict of laws.

     12. Nonassignability. Benefits under the Policy may not be assigned by the Participant. The terms and conditions of the Policy shall be binding on the successors and assigns of the Company.

     13. Effective Date. The Policy was originally effective as of August 7, 1998. This amendment and restatement is effective as of September 6, 2000.



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                                   SCHEDULE A


          Chairman

          Chief Executive Officer (or Co-Chief Executive Officer)

          Chief Financial Officer

          Chief Investment Officer

          Vice Chairman


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                                   SCHEDULE B


          All Regional Presidents

          General Counsel

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                                   APPENDIX A


                Additional Reimbursement Payments by the Company


     (a) Anything in this Policy to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of the Participant (whether pursuant to the terms of this Policy or otherwise, but determined without regard to any additional payments required under this Appendix A) (the "Payments") would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Participant an additional payment (a "Reimbursement Payment") in an amount such that after payment by the Participant of all taxes (including any Excise Tax) imposed upon the Reimbursement Payment, the Participant retains an amount of the Reimbursement Payment equal to the Excise Tax imposed upon the Payments. For purposes of determining the amount of the Reimbursement Payment, the Participant shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Reimbursement Payment is to be made and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the


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calendar year in which the Reimbursement Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     Notwithstanding the foregoing provisions of this Appendix A, if it shall be determined that the Participant is entitled to a Reimbursement Payment, but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than 10% of the portion of the Payments that would be treated as "parachute payments" under Section 280G of the Code, then the amounts payable to the Participant under this Policy shall be reduced (but not below zero) to the maximum amount that could be paid to the Participant without giving rise to the Excise Tax (the "Safe Harbor Cap"), and no Reimbursement Payment shall be made to the Participant. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payments under
Section 4(a), unless an alternative method of reduction is elected by the Participant. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Policy (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Policy shall be reduced pursuant to this provision.

     (b) Subject to the provisions of Paragraph (a), all determinations required to be made under this Appendix A, including whether and when a Reimbursement Payment is required, the amount of such Reimbursement Payment, the

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reduction of the Payments to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Participant within fifteen
(15) business days of the receipt of notice from the Company or the Participant that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Participant may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Reimbursement Payment under this Appendix A with respect to any Payments shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Participant with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on the Participant's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section


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4999 of the Code at the time of the Determination, it is possible that
Reimbursement Payments which will not have been made by the Company should have been made ("Underpayment") or Reimbursement Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Participant thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of the Participant. In the event the amount of the Reimbursement Payment exceeds the amount necessary to reimburse the Participant for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by the Participant (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. The Participant shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.


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                      AMENDMENT TO SPIEKER PROPERTIES, INC.
                            SPECIAL SEVERANCE POLICY


     WHEREAS, Spieker Properties, Inc. (the "Company") has adopted the Spieker Properties, Inc. Special Severance Policy (the "Policy"); and

     WHEREAS, Section 10 of the Policy provides that the Board of Directors of the Company may amend the Policy at any time except in certain respects not material hereto; and

     WHEREAS, the Board of Directors deems it desirable to further amend the Policy.

     NOW, THEREFORE, the Policy is hereby amended in the following respects, effective as of February 22, 2001:

     1. Appendix A is amended by amending paragraph (b) thereof to read as follows:

          (b) Subject to the provisions of Paragraph (a), all determinations required to be made under this Appendix A, including whether and when a Reimbursement Payment is required, the amount of such Reimbursement Payment, the reduction of the Payments to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determinations, shall be made by Ernst & Young LLP (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Participant within fifteen (15) business days of the receipt of notice from the Company or the Participant that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Reimbursement Payment under this Appendix A with respect to any Payments shall be made no later than thirty (30) days following such Payment.

          (c) If the Accounting Firm determines that there is substantial authority for the position that no Excise Tax is payable by the Participant (the "No Tax Determination"), it shall furnish the Participant with a written opinion to such effect and the Company shall only be obligated to make a Reimbursement Payment if there is a final "determination" (as defined under Section 1313 of the Code) that the Excise Tax is required to be paid. The Determination by the


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     Accounting Firm shall be binding upon the Company and the Participant.
     Notwithstanding anything in this Policy to the contrary, the Participant shall not be entitled to reimbursement of legal fees and costs in connection with any contrary assertion by the Participant with respect to, or the Participant's challenge of, the No Tax Determination.

          Should the Internal Revenue Service or another taxing authority contest the No Tax Determination, whether in an audit of the Participant or of the Company, then with respect to the issues concerning the No Tax Determination in the contest, the Company shall control all proceedings, having the sole authority to make decisions regarding all administrative appeals, hearings and conferences. The Participant shall promptly notify the Company's General Counsel in writing of any claim by the Internal Revenue Service or another taxing authority. The Company shall bear and pay all the costs and expenses that it incurs in connection with the contest of the No Tax Determination. The Company shall reimburse the Participant promptly for any reasonable expenses incurred by the Participant in connection with such contest. If the Company directs the Participant in connection with the contest to pay the claim and sue for a refund, the Company shall advance the amount of the payments of the Participant required in connection therewith, on an interest-free basis.

          (d) This paragraph (d) applies only to a Participant as to whom there has not been a No Tax Determination. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Reimbursement Payments which will not have been made by the Company should have been made ("Underpayment") or Reimbursement Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Participant thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Participant (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. The Participant shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

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
                     AMENDMENT TO SPIEKER PROPERTIES, INC.
                            SPECIAL SEVERANCE POLICY


     WHEREAS, Spieker Properties, Inc. (the "Company") amended and restated the Spieker Properties, Inc. Special Severance Policy (the "Policy"), effective as of September 6, 2000; and

     WHEREAS, Section 10 of the Policy provides that the Board of Directors of the Company may amend the Policy at any time except in certain respects not material hereto; and

     WHEREAS, the Board of Directors deems it desirable to further amend the Policy.

     NOW, THEREFORE, the Policy is hereby amended in the following respects, effective as of December 6, 2000:

     1. Section 4(b) is amended in its entirety to read as follows:

          (b) payment from the Company of a lump severance benefit, which shall be paid within five days following the Participant's termination of employment, equal to, except as provided in Schedule A, the result of multiplying (i) the sum of (A) the Participant's highest annual rate of base salary during the twelve-month period immediately prior to the Participant's termination of employment, (B) the average of the annual bonus earned by the Participant during each of the last two completed fiscal years of the Company prior to the Participant's termination of employment and (C) the average of the fair market value of the shares of restricted stock of the Company granted to the Participant during the last two completed fiscal years of the Company prior to the Change in Control, determined as of the date of grant, by (ii) three, for Participants identified on Schedule A and two, for Participants identified on Schedule B; and

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          2. Schedule A is amended in its entirety to read as follows:

                                   SCHEDULE A

                        Chairman
                        Chief Executive Officer (or Co-Chief Executive Officer) Chief Financial Officer
                        Chief Investment Officer
                        Vice Chairman

         Notwithstanding anything contained in this Policy to the contrary, the lump sum severance benefit payable to the Chairman shall in no event be less than the lump sum severance benefit which would be payable to the Chief Executive Officer if such Participant had terminated employment on the same date as the Chairman (or, if applicable, the higher of the lump sum severance benefit payable to each of the Co-Chief Executive Officers if both of such Participants had terminated employment on the same date as the Chairman).


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